Exhibit 1.1

[     ] Shares

NEFF CORPORATION

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

[     ], 2014

Morgan Stanley & Co. LLC

Jefferies LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Jefferies LLC
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

Neff Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [     ] shares of Class A common stock, $0.01 par value per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional [     ] shares of Class A common stock, $0.01 par value per share (the “Additional Shares”), if and to the extent that you, as Representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

In connection with the offering contemplated by this Agreement, the “Organizational Transactions” (as such term is defined in the Registration Statement and the Time of Sale Prospectus (each as defined below) under the caption “Prospectus Summary—The Organizational Transactions”) were or will be effected, pursuant to which the Company will become the sole managing member of Neff Holdings LLC, a Delaware limited liability company (“Holdings”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the

“Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus identified in Schedule II hereto together with the documents, pricing information and the free writing prospectuses, if any, each as set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.                                      Representations and Warranties of the Company and Holdings.  The Company and Holdings, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s or Holdings’ knowledge, threatened by the Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain as of the date of such amendment or supplement or as of the Closing Date any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by any Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Holdings and its subsidiaries (collectively, the “Neff Parties”), taken as a whole.

(e)                                  Holdings and each of its subsidiaries have been duly formed or incorporated, as applicable, are validly existing and in good standing under the laws of the jurisdiction of formation or incorporation, as applicable, have the corporate or other power and authority to own their property and to conduct their business as described in the Time of Sale Prospectus and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole.

(f)                                   This Agreement has been duly authorized, executed and delivered by the Company and Holdings.

(g)                                  As of September 30, 2014, Holdings had an authorized capitalization as set forth in the Time of Sale Prospectus and, after giving effect to the Organizational Transactions and the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Time of Sale Prospectus, the Company would have an authorized capitalization as set forth under the pro forma column of the capitalization table in the section of the Time of Sale Prospectus entitled “Capitalization”; following the filing of the Company’s amended and restated certificate of incorporation with the State of Delaware Secretary of State, all of the issued shares of capital stock of the Company prior to the issuance of the Shares will have been duly and validly authorized and, when issued and delivered against payment of the consideration (as authorized by the board of directors of the Company), will be validly issued, fully paid and non-assessable and will conform, as of the Closing Date, in all material respects to the description of capital stock contained in the Time of Sale Prospectus and the Prospectus; and, upon the effectiveness of the amended and restated limited liability company agreement of Holdings and after giving effect to the Organizational Transactions, all of the issued equity interests of Holdings and its subsidiaries will have been duly authorized and issued and, except as described in the Time of Sale Prospectus or as would not reasonably be expected to result in a material adverse effect, all of the issued equity interests of each subsidiary of Holdings are owned directly or indirectly by Holdings, free and clear of all liens, encumbrances, equities or claims.

(h)                                 The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i)                                     The execution and delivery by the Company and Holdings of, and the performance by the Company and Holdings of their obligations under, this Agreement and the Transaction Documents (as defined below) to which they are a party will not (i) contravene any provision of applicable law, (ii) violate the terms of the amended and restated certificate of incorporation or by-laws of the Company or the certificate of formation or amended and restated limited liability company agreement of Holdings, (iii) conflict with or result in a breach of any agreement or other instrument binding upon the Neff Parties or (iv) result in a violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Neff Parties, except in the case of clauses (i), (iii) and (iv), such as would not reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained for the performance by the Company or Holdings of their obligations under this Agreement and the Transaction Documents, except (A) such as may have previously been obtained or (B) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(j)                                    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, earnings, business or operations of the Neff Parties, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)                                 There are no legal or governmental proceedings pending or, to the Company’s or Holdings’ knowledge, threatened to which any of the Neff Parties is a party or to which any of the properties of any of the Neff Parties is subject (i) other than proceedings disclosed in the Time of Sale Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole, or on the power or ability of the Company or Holdings to perform their respective obligations under this Agreement and the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Neff Parties are subject or by which the Neff Parties are bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l)                                     Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)                             Neither the Company nor Holdings is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)                                 Each of the Neff Parties (i) is in compliance with all, and have not violated any applicable foreign, federal, state and local laws, rules, regulations and other legally enforceable requirements relating to the protection of human health and safety, the environment, natural resources, or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole.

(o)                                 (1) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and none of the Neff Parties has received any notice of any actual or potential costs or liabilities under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, which would, in each of the above cases, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole, and (2) except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no proceedings that are pending, or that are known to be contemplated by governmental entities, against any of the Neff Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(p)                                 There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement except as have been described in the Time of Sale Prospectus.

(q)                                 None of the Neff Parties or their respective controlled affiliates, or any director or officer, or, to the Company’s or Holdings’ knowledge, any employee, agent or representative of the Neff Parties or their respective controlled affiliates acting on behalf of the Neff Parties or their respective controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to illegally influence official action or secure an improper advantage; and the Neff Parties and their respective controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and are maintaining and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(r)                                    The operations of the Neff Parties are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Neff Parties conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Neff Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Holdings, threatened.

(s)                                   (i) None of the Neff Parties, or any director or officer thereof, or, to the Company’s or Holdings’ knowledge, any employee, agent, controlled affiliate or representative of any of the Neff Parties, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                        The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                     For the past five years, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t)                                    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Neff Parties, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) neither the Company nor Holdings has purchased any of their outstanding capital stock other than from employees or other service providers in connection with the termination of their service, nor declared, paid or otherwise made any dividend or distribution of any kind on capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Neff Parties, taken as a whole, except in the case of each of clauses (i) — (iii), as described or contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(u)                                 The Neff Parties have good and marketable title to all real property and good and marketable title to all personal property (other than intellectual property, which is covered by Section 1(w)) owned by them which is material to the business of the Neff Parties, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Neff Parties, taken as a whole; and any real property and buildings held under lease by the Neff Parties are held by them under valid, subsisting and, to the Company’s or Holdings’ knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Neff Parties, taken as a whole, in each case except as described in the Time of Sale Prospectus.

(v)                                 The Neff Parties, taken as a whole, own, possess or have the valid right to use, or can acquire on commercially reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole, and none of the Neff Parties have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which would, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole.

(w)                               Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect, no labor dispute with the employees of any of the Neff Parties exists, or, to the knowledge of the Company or Holdings, is imminent.

(x)                                 The Neff Parties, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are currently engaged; none of the Neff Parties has been refused any insurance coverage sought or applied for; and none of the Neff Parties has any reason to believe that it (taken together with the other Neff Parties) will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole, except as described in the Time of Sale Prospectus.

(y)                                 The Neff Parties possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole, and none of the Neff Parties has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to have a material adverse effect on the Neff Parties, taken as a whole, except as described in the Time of Sale Prospectus.

(z)                                  The Company maintains a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the amounts reflected on the Company’s balance sheet for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the date of the latest audited financial statements included in the Time of Sale Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) identified by the Company and (ii) no change in the Company’s internal control over financial reporting has occurred that has materially adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(aa)                          The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports; provided that this subsection does not require that the Company comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply.

(bb)                          Except as described in the Time of Sale Prospectus, the Company and Holdings have not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc)                            The Neff Parties have timely filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested valid extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file such tax return or pay such taxes would not, singly or in the aggregate, reasonably be expected to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of Holdings), and no tax deficiency has been determined adversely to any of the Neff Parties which has had a material adverse effect, nor do any of the Neff Parties have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to any of the Neff Parties and which would reasonably be expected to have a material adverse effect.

(dd)                          From the time of initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ee)                            The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than Morgan Stanley & Co. LLC (“Morgan Stanley”) to engage in Testing-the-Waters Communications.  [The Company reconfirms that Morgan Stanley has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.]  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ff)                              As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(gg)                            The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply (including Section 402 related to loans).  As of the date of the initial filing of the registration statement referred to in Section 1(a) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(hh)                          The consolidated historical financial statements and schedules of Holdings and its consolidated subsidiaries included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Holdings and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. GAAP (as in effect from time to time) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the historical financial statements and schedules of the Company included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition of the Company as of the date indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. GAAP applied on a consistent basis (except as otherwise noted therein); the pro forma financial statements and data included in the Time of Sale Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements and data included in the Time of Sale Prospectus, the Prospectus and the Registration Statement, in each case, in all material respects; and the pro forma financial statements and data included in the Time of Sale Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(ii)                                  Deloitte & Touche LLP, who has certified certain financial statements of the Neff Parties, is an independent registered public accounting firm with respect to the Neff Parties within applicable rules and regulations adopted by Commission and the Public Company Accounting Oversight Board (United States).

(jj)                                Nothing has come to the attention of the Company that has caused it to reasonably believe that the industry-related and market-related data included in the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk)                          Except as would not, singly or in the aggregate, have a material adverse effect on the Neff Parties (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; and (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption. For each Plan that is subject to the funding rules of Section 430 of the Code or Section 303 of ERISA (each, a “Pension Plan”), except as would not, singly or in the aggregate, have a material adverse effect on the Neff Parties, (i) no failure to satisfy the minimum funding standard under Section 430 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (ii) the fair market value of the assets of each Pension Plan exceeds the present value of all benefits accrued under such Pension Plan (determined based on those assumptions used to fund such Pension Plan); (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (iv) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to Pension Plans or premiums to the PBGC, in the ordinary course and without default) in respect of a Pension Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

(ll)                                  Each of (i) the second amended and restated limited liability company agreement of Holdings (the “Holdings LLC Agreement”) and (ii) the Tax Receivable Agreement among Holdings, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P. (collectively, “Wayzata”) and the other parties thereto (the “Tax Receivable Agreement”) and the Registration Rights Agreement among Neff Corporation, Wayzata and the other parties thereto (the “Registration Rights Agreement” and, together with the Holdings LLC Agreement and the Tax Receivables Agreement, the “Transaction Documents”), has been duly authorized, and will be duly executed and delivered on or prior to the Closing Date, by each Neff Party party thereto and constitutes or will constitute a valid and legally binding agreement of each such Neff Party, enforceable against it in accordance with its terms, except in the case of each such Transaction Document, as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Each such Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Registration Statement.

(mm)                  The Shares have been approved for listing, subject to notice of issuance, on The New York Stock Exchange.

(nn)                          The statements set forth in the Time of Sale Prospectus, the Prospectus and the Registration Statement under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Certain Relationships and Related party Transactions—Tax Receivable Agreement,” insofar as they purport to constitute a summary of the terms of the Tax Receivable Agreement, and under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(oo)                          The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

2.                                      Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $[     ] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [     ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two business days after the written notice is given (unless otherwise agreed) and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                                      Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $[     ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[     ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[     ] a share, to any Underwriter or to certain other dealers.

4.                                      Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [     ], 2014, or at such other time on the same or such other date, not later than [     ], 2014, as shall be mutually agreed in writing by you and the Company.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [     ], 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.  The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law.

5.                                      Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [     ] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)               there shall not have occurred any material adverse change, or any development involving a prospective change, in the financial condition, earnings, business or operations of the Neff Parties, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and Holdings, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company and Holdings contained in this Agreement are true and correct as of the Closing Date and that each of the Company and Holdings has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C hereto.

(d)                                 The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

With respect to Section 5(c) and (d) above, Latham & Watkins LLP and Simpson Thacher & Bartlett LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(e)                                  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)                                   The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed in Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(g)                                  The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the Company’s chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to you.

(h)                                 Prior to or substantially concurrent with the issuance of the Firm Shares and payment therefor in accordance with this Agreement, the Organizational Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Time of Sale Prospectus, the Prospectus and the Registration Statement.

(i)                                     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                                     a certificate, dated the Option Closing Date and signed by an executive officer of the Company and Holdings, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)                                  an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise substantially to the same effect as the opinion required by Section 5(c) hereof;

(iii)                               an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise substantially to the same effect as the opinion required by Section 5(d) hereof;

(iv)                              a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(v)                                 such other documents as you may reasonably request with respect to the good standing of the Company and Holdings, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                                      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction if it is not otherwise so required or (ii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     The Company will promptly notify Morgan Stanley if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

(j)                                    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Morgan Stanley and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, including shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof described in the Time of Sale Prospectus, (c) the grant of options to purchase or the issuance of shares of Common Stock by the Company to employees, officers, directors, advisors or consultants of the Neff Parties pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus or pursuant to an employee stock purchase plan described in the Time of Sale Prospectus, (d) the filing of one or more registration statements on Form S-8 with the Commission with respect to shares of Common Stock issued or issuable under any equity compensation plan in effect on the date hereof, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required or voluntarily made by or on behalf of the Company regarding the establishment of such plan, (f) the Organizational Transactions and (g) the issuance by the Company of shares pursuant to a redemption or exchange of Holding’s common units pursuant to the Holdings LLC Agreement.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(f) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares by the Company to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable and documented cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company to the counsel to the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $30,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on The New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show; provided that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to (i) take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter and (ii) engage in any Testing-the-Waters Communication without the prior written consent of the Company.

9.                                      Indemnity and Contribution.  (a) The Company and Holdings, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by any Underwriter through you expressly for use therein.

The Company and Holdings also, jointly and severally, agree to indemnify and hold harmless Morgan Stanley & Co. LLC, each person, if any, who controls Morgan

Stanley & Co. LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Morgan Stanley & Co. LLC within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred as a result of Morgan Stanley & Co. LLC’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Holdings, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to any Underwriter furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Holdings, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or Holdings within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of Section 9(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control Morgan Stanley & Co. LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Company or Holdings, and such directors, officers and control persons of the Company or Holdings, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or would have been a party and indemnity would have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y)  does not contain any statement as to or any admission of fault, culpability, or failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and Holdings on the one hand and the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company and Holdings on the one hand and the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holdings or by the Underwriters or Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company, Holdings and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and Holdings contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, Holdings, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange, the NYSE MKT or The NASDAQ Global Market, (ii) trading of any securities of the Company or Holdings shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i)

terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or Holdings to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Holdings shall be unable to perform its obligations under this Agreement, the Company and Holdings will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder (it being understood that the Company and Holdings will have no obligation to reimburse the Underwriters for any such expenses in the event of any termination by the Underwriters pursuant to clauses (i), (iii), (iv) or (v) of Section 10).

12.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and Holdings, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 Each of the Company and Holdings acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company and Holdings only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and Holdings.  Each of the Company and Holdings waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.                               Applicable Law.  This Agreement and any matters related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Jefferies LLC, 520 Madison Avenue, 12th Floor, New York, New York 10022, Attention: General Counsel; if to the Company or Holdings shall be delivered, mailed or sent to 3750 N.W. 87th Avenue, Suite 400, Miami, Florida 33178, Attention: [Chief Financial Officer].

[Remainder of page left intentionally blank]

Very truly yours,

NEFF CORPORATION

By:
Name:
Title:

NEFF HOLDINGS LLC

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Jefferies LLC

Acting on behalf of themselves and the several Underwriters
named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

2

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC
Jefferies LLC
Piper Jaffray & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued [     ], 2014

2.                                      [all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.                                      The Public Offering Price and the number of Firm Shares

II-1

SCHEDULE III

Written Testing-the-Waters Communications

[None.]

III-1

SCHEDULE IV

Persons/Entities Subject to “Lock-Up” Agreements

Wayzata Opportunities Fund II, L.P.

Wayzata Opportunities Fund Offshore II, L.P.

Graham Hood

Mark Irion

Westley Parks

Keno Cox

Robert Singer

James Continenza

Joseph Deignan

Gerard E. Holthaus

IV-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

November     , 2014

Morgan Stanley & Co. LLC

Jefferies LLC

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

referred to below

c/o  Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Jefferies LLC
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Jefferies LLC, as representatives (the “Representatives”) of the several Underwriters (as defined below) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Neff Corporation, a Delaware corporation (the “Company”) and Neff Holdings LLC, a Delaware limited liability company (“Holdings”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A common stock, $0.01 par value per share, of the Company (the “Common Stock”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Company’s registration statement on Form S-1 relating to the Shares (as such registration statement and the information contained therein may be amended or supplemented from time to time (including by way of free writing prospectus) on or prior to the time of execution of the Underwriting Agreement, the “Registration Statement”) .

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) the vesting of restricted equity awards or the exercise of equity options granted at any time pursuant to any of the equity incentive plans of the Company or Neff Holdings LLC (“Holdings”) that are described in the Registration Statement; provided that the applicable restrictions of this letter agreement shall apply to any securities received upon exercise of any such options, (c) forfeiting Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company to satisfy tax withholding requirements in connection with any equity compensation plan, employee benefit plan, employee agreement or other arrangement described in the Registration Statement, provided that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a disposition to the Company to satisfy tax withholding requirements, (d) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, or by will or intestate succession to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, (e) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (f) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution by the undersigned to its members, limited partners or equity holders, (g) if the undersigned is a trust, transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a trustor or beneficiary of the trust; provided that, in the case of any transfer or distribution pursuant to clauses (d), (e), (f) or (g), (A) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, (B) any such transfer or distribution shall not involve a disposition for value and (C) any filing under Section 16(a) of the Exchange Act that is required to be made during the Restricted Period as a result of such transfer shall include a statement that such transfer did not involve a disposition for value, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (i) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that occurs pursuant to an order of a court or government agency, including a qualified domestic order; provided that the undersigned shall use its reasonable best efforts to cause the transferee to sign and deliver a lock-up letter substantially in the form of this letter for the balance of the Restricted Period, and provided further, that any filing under Section 16(a) of the Exchange Act that is required to be made during the Restricted Period as a result of such transfer will (unless prohibited by law) include a statement that such transfer has occurred pursuant to an order of a court or government agency and (j) transfers of Holdings’ common units to the Company or Holdings, in each case pursuant to a redemption or exchange of Holding’s common units in accordance with Holdings’ limited liability company operating agreement, in each case that is settled in Common Stock; provided that the applicable restrictions of this letter agreement shall apply to any securities received upon such redemption or exchange.  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided that the undersigned may make a demand under any registration rights agreement with the Company in effect on the date hereof and described in the Registration Statement for, and exercise its rights under any such registration rights agreement with respect to, the registration after the expiration of the Restricted Period of shares of Common Stock that does not require the filing of a registration statement or any public announcement or activity regarding the registration during the Restricted Period (and no such public announcement or activity shall be voluntarily made or taken during the Restricted Period).  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, if applicable.

For avoidance of doubt, this letter agreement does not prohibit or restrict any of the Organizational Transactions.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company, Holdings and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to December 31, 2014, (ii) the Company files an application to withdraw, and the Commission consents to the withdrawal of, the registration statement related to the Public Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) any Representative notifies the Company, or the Company notifies any Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, this agreement shall be of no further force or effect as of such time.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, Holdings and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Neff Corporation (the “Company”) of [     ] shares of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company and the lock-up letter dated [     ], 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20    , with respect to          shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and Jefferies LLC hereby agree to [waive][release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective           , 20    ; provided, however, that such [waiver][release] is conditioned on the Company announcing the impending [waiver][release] by press release through a major news service at least two business days before effectiveness of such [waiver][release].  This letter will serve as notice to the Company of the impending [waiver][release].

Except as expressly [waived][released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Jefferies LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I to the Underwriting Agreement

By:
Name:
Title:

cc:  Company

FORM OF PRESS RELEASE

Neff Corporation

[Date]

Neff Corporation (the “Company”) announced today that Morgan Stanley & Co. LLC and Jefferies LLC, the lead book-running managers in the Company’s recent public sale of [     ] shares of Class A common stock, par value $0.01 per share (the “Common Stock”), is [waiving][releasing] a lock-up restriction with respect to          shares of the Company’s Common Stock held by [certain officers or directors][an officer or director] of the Company.  The [waiver][release] will take effect on         , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended.